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                                                                    Exhibit 23.2


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 4, 1997 and November 25, 1996 on the combined financial statements of Current Electronics, Inc. and Current Electronics Washington, Inc. included in the EFTC Corporation (formerly Electronic Fab Technology Corp.) Report on Form 8-K/A dated May 2, 1997, amending the Report on Form 8-K, dated March 5, 1997, of EFTC Corporation and to all references to our Firm included in this Registration Statement.


Arthur Andersen LLP
Portland, Oregon
August 18, 1997




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